Exhibit 10.27





January 29, 2004

                               Lyons Capital, LLP
                               Nutech Digital Inc.
                              Consulting Agreement

Nutech Digital Inc will engage Lyons Capital, LLP to raise $500,000.00 best efforts. The investor(s) will receive common shares issued at $0.40 per share and two warrants to purchase common shares at $0.75. Upon the closing date and from the closing proceeds, Lyons Capital, LLP shall receive cash compensation equal to 10% of the gross proceeds. The closing date will be on or before February 4, 2004.


Lyons Capital, LLP                        Nutech Digital Inc.



By:___________________________            By:__________________________
      Authorized Officer                         Lee Kasper
                                             President and Chief Executive
                                                Officer

















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